UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2014
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (I.R.S. Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code: (276) 628-9181

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On April 14, 2014, Highlands Bankshares, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with TNH Financials Fund, L.P., an affiliate of Tricadia Capital Management, LLC (“Tricadia”), and a limited number of other institutional and accredited investors (each, an “Investor” and collectively, the “Investors”).  Pursuant to the Purchase Agreements and certain additional securities purchase agreements, dated April 3, 2014, with certain directors and executive officers of the Company, the Company sold 2,673,249 newly issued shares of the Company’s common stock, par value $0.625 per share (“Common Stock”) and 2,048,179 shares of Series A Convertible Perpetual Preferred Stock, par value $2.00 per share (“Series A Preferred Stock”), each at a purchase price of $3.50 per share (the “Private Placement”), for gross proceeds of approximately $16.5 million.  The net proceeds of the Private Placement, after deducting discounts and commissions and estimated offering expenses, were $15.5 million.  The Private Placement closed on April 16, 2014.

Subject to any applicable approval of appropriate bank regulatory authorities and corporate governance requirements, Tricadia will be entitled to maintain a representative on the Board of Directors of the Company and of Highlands Union Bank, the Company’s wholly-owned banking subsidiary, for so long as Tricadia beneficially owns at least 4.9% of the outstanding shares of the Company’s Common Stock or 20% of its original investment, in each case treating the shares of Series A Preferred Stock as if they had converted to Common Stock.

Pursuant to the Purchase Agreements, the Company, if requested by an Investor, is obligated to file a registration statement with the Securities and Exchange Commission covering the resale of the Common Stock and Series A Preferred Stock issued in the Private Placement, as well as the shares of common stock issuable upon conversion of the Series A Preferred Stock issued in the Private Placement.

The foregoing summary of the Purchase Agreements is not intended to be complete and is qualified in its entirety by reference to the forms of securities purchase agreements filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.  The form of securities purchase agreement with the Company’s directors and executive officers is attached as Exhibit 10.4 hereto.

Terms of the Series A Preferred Stock

The Series A Preferred Stock is a series of non-voting mandatorily convertible non-cumulative preferred stock, par value $2.00 per share. The Series A Preferred Stock has no maturity date. The rights, privileges and preferences of the Series A Preferred Stock are set forth in Articles of Amendment that create a new Paragraph E of Article II of the Company’s Articles of Incorporation. The Articles of Amendment authorize the Company to issue up to 2,500,000 shares of Series A Preferred Stock, of which 2,048,179 were issued to Tricadia in the Private Placement.  Set forth below is a summary of the material rights, preferences and privileges of the Series A Preferred Stock:

            Ranking.  The Series A Preferred Stock will rank subordinate and junior to all future issuances of preferred stock other than those which, by their respective terms, rank pari passu with or junior to the Series A Preferred Stock, and shall rank pari passu with the common stock with respect to all terms (other than voting), including, the payment of dividends or distributions, and payments and rights upon liquidation, winding up and dissolution.

Dividends. Holders of Series A Preferred Stock are entitled to receive when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, non-cumulative dividends in the same per share amount as the dividends paid on a share of common stock.  The Company will not pay any dividends with respect to its common stock unless an equivalent dividend also is paid to the holders of the Series A Preferred Stock.

Conversion Rights. Each share of Series A Preferred Stock is convertible into one share of the Company’s common stock, subject to adjustment as set forth in the Articles of Amendment, automatically in the hands of a transferee (other than an affiliate of the transferor) immediately upon the consummation of a Permissible Transfer. A “Permissible Transfer” is a transfer by the holder either (i) to an affiliate of the holder or to the Company, (ii) in a widespread public distribution of common stock or Series A Preferred Stock, (iii) in which no transferee (or group of affiliated transferees) would, after giving effect to such transfer, own 2% or more of any class of voting securities of the Company, or (iv) to a transferee that would control more than a majority of the voting securities of the Company (not including voting securities such person is acquiring from the transferor).

Voting Rights. The holders of the Series A Preferred Stock will not have voting rights other than those described below, except to the extent specifically required by Virginia law. Under the Articles of Amendment, we must receive the approval of the holders of a majority of the number of shares of Series A Preferred Stock outstanding, voting as a separate class, for effecting or validating any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of our articles of incorporation (including the Articles of Amendment) that would alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect them adversely.

Preemptive Rights. The Series A Preferred Stock does not entitle the holders thereof to any preemptive rights.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the form of Articles of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Rights Offering

Under the terms of the Purchase Agreements, the Company has agreed to conduct a rights offering (the “Rights Offering”) to shareholders of record, other than directors and executive officers of the Company, as of the date immediately prior to closing of the Private Placement. Such shareholders will be offered one non-transferable subscription right, with customary oversubscription privileges, for each four full shares of common stock owned as of the record date.  Each subscription right will entitle the shareholder to purchase one share of Common Stock at the same per share purchase price of $3.50 as in the Private Placement, for an aggregate offering of up to $3.75 million. No such shareholder will be able to purchase Common Stock by exercising rights or oversubscription privileges to the extent such shareholder would beneficially own more than 4.9% of the outstanding Common Stock. In the event the Rights Offering is over-subscribed, subscriptions will be reduced proportionately based on the pro rata ownership by each subscribing shareholder of Common Stock outstanding as of the close of business on the record date.

Item 3.02.        Unregistered Sales of Equity Securities.

             The information set forth in Item 1.01 concerning the offer and sale of the shares of Common Stock and Series A Preferred Stock to the Investors pursuant to the Purchase Agreements is incorporated herein by reference. Such securities to be issued and sold under the Purchase Agreements in the transactions described in Item 1.01 were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) thereunder. McKinnon & Company, Inc. served as placement agent with respect to the Private Placement and received compensation of approximately $640 thousand in aggregate upon the closing of the transactions.

Additional Information

Certain investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03.        Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 and Item 5.03 is incorporated herein by reference.

            The Articles of Amendment relating to the Series A Preferred Stock contain certain limitations on the payment of dividends to holders of Common Stock.  The Company will not pay any dividends with respect to its Common Stock unless an equivalent dividend also is paid to the holders of the Series A Preferred Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions described above, the Company elected Edward Michael Rosinus to the Boards of Directors of the Company and its wholly-owned subsidiary, Highlands Union Bank (the “Bank”) as of April 16, 2014.  Mr. Rosinus was elected as a director of the Company and the Bank pursuant to the Purchase Agreement with and at the request of

Tricadia.  Mr. Rosinus is a Vice President of Tricadia.

            Also pursuant to the Purchase Agreement with Tricadia, Mr. Rosinus entered into a standard Director Indemnification Agreement on April 16, 2014.  At the same time, each member of the Company’s Board of Directors also entered into the Director Indemnification Agreement.  The form of Director Indemnification Agreement is attached hereto as Exhibit 10.5 and incorporated by reference herein.

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            The information set forth in Item 1.01 is incorporated herein by reference.

On April 10, 2014, the Company filed Articles of Amendment with the Commonwealth of Virginia State Corporation Commission for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock.  A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Highlands Bankshares, Inc.

10.1	Securities Purchase Agreement, dated April 14, 2014, by and between Highlands Bankshares, Inc. and TNH Financials Fund, L.P.

10.2	Form of Securities Purchase Agreement, dated April 14, 2014, by and among Highlands Bankshares, Inc. and certain institutional investors.

10.3	Form of Securities Purchase Agreement, dated April 14, 2014, by and among Highlands Bankshares, Inc. and certain institutional investors.

10.4	Form of Securities Purchase Agreement, dated April 3, 2014, by and among Highlands Bankshares, Inc. and certain directors and executive officers.

10.5	Form of Director Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: April 16, 2014	By:	/s/ Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Highlands Bankshares, Inc.

10.1	Securities Purchase Agreement, dated April 14, 2014, by and between Highlands Bankshares, Inc. and TNH Financials Fund, L.P.

10.2	Form of Securities Purchase Agreement, dated April 14, 2014, by and among Highlands Bankshares, Inc. and certain institutional investors.

10.3	Form of Securities Purchase Agreement, dated April 14, 2014, by and among Highlands Bankshares, Inc. and certain institutional investors.

10.4	Form of Securities Purchase Agreement, dated April 3, 2014, by and among Highlands Bankshares, Inc. and certain directors and executive officers.

10.5	Form of Director Indemnification Agreement.